PALMER & DODGE LLP
                      -------------------------------------
                   111 HUNTINGTON AVENUE AT PRUDENTIAL CENTER
                              BOSTON, MA 02199-7613
Telephone: (617) 573-0100                              Facsimile: (617) 227-4420


                                January 15, 2002




First Investors Management Company, Inc.
95 Wall Street
New York, NY  10005-4297

         Re:      First Investors Multi-State Insured Tax Free Fund

Gentlemen:

         We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 27 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus and Statement of Additional Information.

                                                  Very truly yours,

                                                  /s/ Palmer & Dodge LLP

                                                  PALMER & DODGE LLP